Exhibit 99.1
ELDORADO ARTESIAN SPRINGS, INC. IS FIRST U.S. BOTTLED SPRING WATER COMPANY TO INTRODUCED 100% RECYCLED PLASTIC IN ITS BOTTLES
Louisville, Colorado, August 9, 2010 — Eldorado Artesian Springs, Inc. (OTCBB: ELDO) today announced that it is the first U.S. bottled spring water company to use 100 percent recycled plastic in its bottles. Recycled plastic, or RPET (recycled polyethylene terephthalate), is made from plastic that was previously used as packaging, then recycled and processed to create new bottles.
Eldorado’s 100 percent RPET bottles help to create a market for post-consumer recycled materials like PET. Also known as “upcycling”, using post market materials helps to divert reusable material out of the waste system. The RPET used in Eldorado’s new bottle is FDA approved and meets the same safety standards as virgin plastic bottles. Eldorado Natural Spring Water will be available in the new RPET bottles in Colorado beginning in August.
“We are very excited to be the first U.S. bottled spring water company to introduce 100 percent recycled plastic bottles. Eldorado is committed to reducing its impact on the environment and continues to seek sustainability in every aspect of our business.” said Jeremy Martin, VP of Marketing.
By using RPET instead of virgin plastic, Eldorado will reduce the energy required to produce this bottle by 77% and will reduce greenhouse (GHG) emissions by 58% according to NAPCOR (National Association for PET Container Resources).
Eldorado currently recycles approximately 96 percent of waste from its plant, including cardboard, paper and plastic. In September 2009, Eldorado installed a 100 kilowatt solar photovoltaic system that generates approximately 50% of the energy needs for the company.
About Eldorado Artesian Springs, Inc.
Eldorado Artesian Springs, Inc. is a leading bottler, marketer, and distributor of natural spring water beverages in the Rocky Mountains. The Company’s growing product portfolio includes the nation’s only Organic Vitamin Charged Spring Water, which was recently introduced in six flavors and has generated strong market acceptance. The Company also markets five-gallon and three-gallon bottles of water directly to homes and businesses, national retail grocery chains, and regional distributors. Additionally, the Company markets its water in smaller, more convenient size packaging to retail food stores. The source of the natural spring water is located on property owned by the Company in Eldorado Springs, Colorado. More information about the Company can be found at http://www.eldoradosprings.com.
Safe Harbor Statement
Some portions of this press release, particularly those describing Eldorado’s goals and strategies, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Eldorado is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of Eldorado, its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Eldorado that it will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Eldorado undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.
Contact:
Jeremy Martin
Vice President — Marketing
Eldorado Artesian Springs, Inc.
303-499-1316
jeremy@eldoradosprings.com